Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Amendment No. 1 to Form S-4 of Exelon Corporation of our report dated January 21, 2011 relating to the financial statements of Constellation Energy Nuclear Group, LLC, which appears in Constellation Energy Group, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2010. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP Baltimore, Maryland August 17, 2011